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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------

        Date of Report (Date of earliest event reported): August 28, 2003

                                 HYBRIDON, INC.
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             (Exact name of Registrant as Specified in its Charter)


          Delaware                   0-027352                  04-3072298
          --------                   --------                  ----------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)



345 Vassar Street, Cambridge, Massachusetts                         02139
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(Address of Principal Executive Offices)                          Zip Code)


Registrant's telephone number, including area code: (617) 679-5500



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         Hybridon, Inc. ("Hybridon" or the "Company") is filing this current report on Form 8-K to report a private placement conducted by it and voting agreements entered into by it with some of the holders of Hybridon's Series A convertible preferred stock as a condition to the private placement. Hybridon is also reporting that it entered into an amendment to its Shareholder Rights Plan.

PRIVATE PLACEMENT

         On August 28, 2003, Hybridon raised approximately $14.3 million in gross proceeds from a private financing with institutional and accredited investors. In the financing, the Company sold approximately 19.6 million shares of its common stock and warrants to purchase approximately 5.9 million shares of common stock. The warrants to purchase common stock have an exercise price of $1.00 per share and will expire if not exercised by August 28, 2008. Of the amount raised, approximately $10 million came from U.S. investors and approximately $4.3 million came from non-U.S. investors. Spencer Trask Ventures acted as a selected dealer for Hybridon in the U.S.

         The net proceeds to Hybridon, excluding the proceeds of any exercise of the warrants, are expected to total approximately $12.7 million. Hybridon currently intends to use these funds for research and product development activities, including costs of conducting preclinical studies and costs of continuing clinical trials of its two lead compounds, HYB2055 and GEM(R)231, for settlement of Hybridon's 9% convertible subordinated notes, totaling $1.3 million in principal, and for other general and administrative purposes.

         In connection with the private placement, Hybridon also issued warrants to selected dealers and placement agents which assisted the Company with the private placement, including Spencer Trask. These include warrants to purchase approximately 2.4 million shares of common stock at an exercise price of $0.73 per share and warrants to purchase approximately 1.3 million shares of common stock at an exercise price of $1.00 per share. These warrants will expire if not exercised by August 28, 2008.

         The securities offered by Hybridon in the private placement were not registered under the Securities Act of 1933, as amended, and can not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Hybridon has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement, the shares of common stock issuable upon exercise of the warrants issued in the private placement and the shares of common stock issuable upon exercise of the warrants issued to the selected dealers and placement agents.

VOTING AGREEMENTS WITH HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK

         Hybridon has entered into voting agreements with the holders of 59.3% of Hybridon's Series A convertible preferred stock. Under these agreements, these


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holders have agreed to vote to approve an amendment to Hybridon's charter providing for:

         o a reduction in the liquidation preference of the Series A convertible preferred stock from $100 per share to $1 per share;

         o a reduction in the dividend on the Series A convertible preferred stock from 6.5% per annum to 1.0% per annum; and

         o an increase in the conversion ratio for the Series A convertible preferred stock (i.e., the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock will be increased) by 25% that would be effective for a 30-day period following the filing of the amendment to Hybridon's charter.

         In addition, in these voting agreements, the Series A holders have agreed to convert a number of shares of Series A convertible preferred stock held by them, representing 43.6% of the Series A convertible preferred stock outstanding, into 9,837,478 shares of common stock during the 30-day period following the filing of the amendment to Hybridon's charter. Hybridon expects that additional shares of Series A convertible preferred stock will be converted into common stock during the 30-day period. As a result, subject to the charter amendment being approved at a meeting of Hybridon's stockholders and the conversion of the shares of Series A convertible preferred stock occurring as agreed, the cumulative liquidation preference of the entire class of Series A convertible preferred stock remaining outstanding would be reduced from its current level of approximately $70.0 million to an amount not exceeding $388,260.

         These voting agreements were reached in conjunction with the Company's private placement. Hybridon has agreed to call a special meeting of stockholders to vote on the amendment to the charter. The amendment requires the approval of the holders of a majority of the outstanding Series A convertible preferred stock entitled to vote at the meeting and the approval of the holders of a majority of the outstanding common stock entitled to vote at the meeting, with each class voting separately.

AMENDMENT TO RIGHTS AGREEMENT

         On August 27, 2003, Hybridon entered into an amendment ("Amendment No. 1") to the Rights Agreement, dated as of December 10, 2001 (the "Rights Agreement"), between Hybridon and Mellon Investor Services LLC, as Rights Agent. Amendment No. 1 (i) establishes a category of Exempted Persons that are excluded from the definition of Acquiring Person under the Rights Agreement and (ii) provides that Pillar Investment Limited, together with its affiliates and associates ("Pillar"), will be an Exempted Person under the Rights Agreement until such time as Pillar beneficially owns more than 11,000,000 shares of the Company's common stock (subject to adjustment) or less than 14% of the common stock then outstanding. Youssef El-Zein, the Chairman and Chief Executive Officer of Pillar Investment Limited, is a director of the Company.

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         Amendment No. 1 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.


ITEM 7.  EXHIBITS.

Exhibit No.      Description
-----------      ------------
4.1              Amendment No. 1 to Rights Agreement dated as of August 27, 2003 between Hybridon, Inc. and Mellon Investor Services LLC, as
                 Rights Agent













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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 28, 2003                      HYBRIDON, INC.

                                            /s/ Robert G. Andersen
                                            ----------------------------
                                            Robert G. Andersen
                                            Chief Financial Officer and
                                            Vice President of Operations













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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4.1 Amendment No. 1 to Rights Agreement dated as of August 27, 2003 between Hybridon, Inc. and Mellon Investor Services LLC, as Rights Agent
























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